UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2022

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2022, the Compensation Committee of the Board of Directors (the “Board”) and the Board of INVO Bioscience, Inc. (the “Company”), approved and authorized compensation, as described below, to its non-employee directors to enable the Company to attract and retain qualified non-employee directors and in consideration of their service to the Company (the “Non-Employee Director Compensation”). The Board approved the following cash payments, stock grants and option grants under the Non-Employee Director Compensation: (1) each non-employee director receives a cash retainer fee of $25,000, a stock grant worth $25,000 and an option to purchase $25,000 worth of common stock; (2) the Chairs of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Marketing Committee each receive (in addition to the compensation set forth in (1) above) an additional cash fee of $12,500, an additional stock grant worth $5,000 and an additional option to purchase $5,000 worth of common stock; (3) Directors serving on the above stated committees (other than the Chair of such committees) will receive (in addition to the compensation set forth in (1) above) an additional cash retainer of $5,000, an additional stock grant worth $2,000 and an additional option to purchase $2,000 worth of common stock. The Company calculated the amount of shares issuable with respect to the above-described stock grants using the closing price of the Company shares of common stock as listed on Nasdaq on January 14, 2022, or $3.61. The above-described stock options vest in equal monthly amounts over the course of one year, have a term of 10 years and an exercise price of $3.61. The stock grants and option grants were made under the Corporation’s 2019 Stock Incentive Plan (the “Plan”).

On January 15, 2022, the Compensation Committee of the Board and the Board approved and authorized the following equity compensation under the Plan to Steve Shum, CEO, Michael Campbell, COO and Andrea Goren, CFO. In consideration of services rendered in 2021: (1) for Steve Shum an equity bonus consisting of (A) 20,111 shares of common stock and (B) a stock option to purchase 57,018 shares of common stock; (2) for Michael Campbell an equity bonus consisting of (A) 15,236 shares of common stock and (B) a stock option to purchase 18,513 shares of common stock; and (3) for Andrea Goren an equity bonus consisting of (A) 5,361 shares of common stock and (B) a stock option to purchase 15,197 shares of common stock. The above-described stock options vest in equal monthly amounts over the course of three years, have a term of 10 years, and an exercise price of $3.61.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: January 20, 2022

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